Exhibit 99.1
Savers Value Village™ Appoints Susan O’Farrell to Board of Directors

BELLEVUE, Wash., October 16, 2023 – Savers Value Village, Inc. (NYSE: SVV) (the “Company”) today announced the appointment of Susan O’Farrell as an independent director to the Company’s Board of Directors (the “Board”) and as a member of the Board’s Audit Committee, effective October 16, 2023. With the addition of Ms. O’Farrell, the Board now has nine members.
Ms. O’Farrell brings over 35 years of executive and senior leadership experience to the Company. She is an accomplished leader with financial and operations expertise in the retail, building products and industrial industries. She most recently served as Senior Vice President, Chief Financial Officer, Principal Accounting Officer, and Treasurer for BlueLinx Corporation, a wholesale distributor of building and industrial products. Previously, she served in a number of executive leadership roles for The Home Depot, the largest home improvement retailer in the United States, as well as Southern Company Gas and Accenture.
“We are excited to welcome an executive of Susan’s caliber to the Board,” said Scott Graves, Chairman of the Savers Value Village Board. “Given her multiple leadership roles at public companies, she brings a wealth of experience in retail, operations and finance that will complement the Board’s strengths and help position the Company for growth and success. We have no doubt that she will be an outstanding partner as we continue to grow and deliver for the thrift community at scale.”
“I’m thrilled to be joining Savers Value Village at such a pivotal time as the reuse industry is evolving and growing,” said Ms. O’Farrell. “It is truly a mission-driven company, combining purpose and profit in a conscious and thoughtful way for its people and the environment. I look forward to working with the Board and leadership team in supporting the Company’s long-term strategic goals.”
Ms. O’Farrell has gained extensive public, private and not-for-profit board experience over the course of her career. She currently serves on the Board of Directors and as Audit Committee Chair for Leslie’s, Inc., the largest retailer of swimming pools and supplies, as well as on the Board of Directors and as Audit Committee Chair of American Trailer World Corp. and on the Board of International Women’s Forum – Georgia Chapter. Previously, she was the Board Chair for CHRIS 180, a not-for-profit behavioral health organization, as well as the Board Chair for The Atlanta's Children's Shelter. She holds a Bachelor of Science in business administration from Auburn University and has completed the Emory Goizueta Executive Leadership Program.

About the Savers Value Village™ family of thrift stores
As the largest for-profit thrift operator in the United States and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers family of thrift stores, our impact, and the #ThriftProud movement at savers.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s earnings release dated August 10, 2023, which is included as an exhibit to the

Company’s Form 8-K furnished to the United States Securities and Exchange Commission (“SEC”) on such date and the Company’s SEC filings, including its most recent report on Form 10-Q. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Media
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

Investors
ICR | 203.682.4810 | john.rouleau@icrinc.com